Exhibit 99.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of KS Bancorp, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

KS BANCORP, INC.

Date: November 12, 2002	By:	/s/ HAROLD T. KEEN

Harold T. Keen President and Chief Executive Officer

Date: November 12, 2002	By:	/s/ EARL W. WORLEY, JR.

Earl W. Worley, Jr. Chief Financial Officer